EXHIBIT 10.17

                                                                  EXECUTION COPY


                          SECURITIES PURCHASE AGREEMENT


            SECURITIES PURCHASE AGREEMENT dated as of June 30, 1998, between SAC TECHNOLOGIES, INC., a Minnesota corporation with principal executive offices located at 4444 West 76th Street Suite 600, Edina Minnesota 55435 (the "Company"), and the undersigned, domiciled in the British Virgin Islands ("Buyer").

                              W I T N E S S E T H:

            WHEREAS, Buyer desires to purchase from the Company, and the Company desires to issue and sell to the Buyer, upon the terms and subject to the conditions of this Agreement, the Company's 5% Convertible Debentures due June 30, 2001 (the "Debentures") which, upon the terms and subject to the conditions of the Debentures, will be convertible into shares of the Company's common stock, $.01 par value (the "Common Stock") and warrants to purchase 100,000 shares of Common Stock (the "Warrants") the Warrants and the Debentures are collectively referred to herein as the "Securities");

            NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

            I. PURCHASE AND SALE OF DEBENTURES

            A. TRANSACTION. Buyer hereby agrees to purchase from the Company, and the Company has offered and hereby agrees to issue and sell to the Buyer in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), i) $2,500,000 aggregate principal amount of the Debentures having the terms and conditions and being in the form attached hereto as ANNEX I and ii) the Warrants.

            B. PURCHASE PRICE; FORM OF PAYMENT. The purchase price for the Debentures and the Warrants to be purchased by Buyer hereunder shall be U.S. $2,500,000 (the "Purchase Price"). Buyer shall pay the Purchase Price on the date hereof by wire transfer of immediately available funds to the escrow agent (the "Escrow Agent") identified in those certain Escrow Instructions of even date herewith, a copy of which is attached hereto as ANNEX II (the "Escrow

Instructions"). If during the thirty (30) calendar day period from the date upon which the registration statement required to be filed pursuant to Section 2 of the Registration Rights Agreement (as defined herein) is declared effective by the Commission (the "Registration Statement Effective Date")(the "30 Day Period"), (i) the closing bid price for the Common Stock as reported on NASDAQ on the 30th day of the 30 Day Period, is at least $5.00 per share (provided, that the average closing bid price for the Common Stock for the previous 30 Day Period is at least $5.00) and (ii) the Common Stock has had an average trading volume, as reported on NASDAQ for such 30 Day Period of at least 40,000 shares per day, then on such 30th day or the next business day following such 30 Day Period (the "Second Funding Date"), the Company shall have the option, exercisable in its sole discretion, to sell to Buyer and the Buyer shall then have the obligation to buy from the Company on the same terms and pursuant to the same conditions contained herein and in the Debentures, an additional one million dollars ($1,000,000) aggregate principal amount of Debentures (the "Additional Debentures") (the "Sale Option"). The closing of the purchase and sale and issuance of the Additional Debentures shall occur within 7 days of the Second Funding Date.

            If the conversion of the Debenture is automatically postponed for a period of 45 days as set forth in Section 3.1 of the Debenture, the 30 day period used to determine the Second Funding Date shall run from the date upon which the automatic conversion postponement lapses and not from the Registration Statement Effective Date. If (a) the conditions set forth in clauses IB(i) and IB(ii) above are not satisfied or waived by the Buyer and the Company in writing on the Second Funding Date, or (b) the Company has not exercised its Sale Option, then the Buyer shall have no further obligation and the Company shall have no right to require Buyer to purchase any additional Debentures at any time.

            Simultaneously against receipt by the Escrow Agent of the Purchase Price, the Company shall deliver one or more duly authorized, issued and executed certificates (I/N/O Buyer or, if the Company otherwise has been notified, I/N/O Buyer's nominee) evidencing the Debentures, to the Escrow Agent or its designated depository. By executing and delivering this Agreement, Buyer and the Company each hereby agrees to observe the terms and conditions of the Escrow

Instructions, all of which are incorporated herein by reference as if fully set forth herein.

            C. METHOD OF PAYMENT. Payment into escrow of the Purchase Price shall be made by wire transfer of immediately available funds to:

            J.P. Morgan Services, Inc.
            500 Stanton Christiana
            Newark, Delaware 19713-2107
            ABA# 021000238
            SWIFT# MGTCUS33
            For the Account of: Weil, Gotshal & Manges LLP
                                       Special Account
            Account# 158-37-474
            Reference# 73601.0012

Simultaneously with the execution of this Agreement, the Buyer shall deposit with the Escrow Agent the Purchase Price and the Company shall deposit with the Escrow Agent the Debentures.

            II. BUYER'S REPRESENTATIONS, WARRANTIES; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

            Buyer represents and warrants to and covenants and agrees with the Company as follows:

            A. Buyer is purchasing the Debentures and the Warrants for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

            B. Buyer is (i) an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Securities, and (iv) able to afford the loss of its investment in the Securities.

            C. Buyer understands that the Securities (and the Common Stock issuable upon conversion thereof) are being offered and sold by the Company in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, and that the Company is relying upon the accuracy of, and Buyer's compliance with, Buyer's representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of Buyer to purchase the Securities;

            D. Buyer has been furnished with or provided access to all materials relating to the business, financial position and results of operations of the Company, and all other materials requested by Buyer to enable it to make an informed investment decision with respect to the Securities.

            E. Buyer acknowledges that it has been furnished with copies of (i) the Company's Annual Reports on Form 10- KSB for the fiscal years ended December 31, 1997 and December 31, 1996, (ii) the Company's quarterly reports on Form 10-KSB, and (iii) and all other reports and documents heretofore filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") since November 1, 1996 (collectively the "Commission Filings").

            F. Buyer acknowledges that in making its decision to purchase the Securities it has (i) relied upon independent investigations made by it and its professional advisors, (ii) visited the Company's principal executive offices and been given access and the opportunity to examine all material agreements, books and records of the Company and all documents relating to the Company's private placement of the Securities, and (iii) been given an opportunity to ask questions of and to receive answers from the Company's executive officers, directors and management personnel concerning the terms and conditions of the private placement of the Securities by the Company.

            G. Buyer understands that the Securities have not been approved or disapproved by the Commission or any state securities commission and that the foregoing authorities have not reviewed any documents or instruments in connection with the offer and sale to it of the Securities and have not confirmed or determined the adequacy or accuracy of any such documents or instruments.

            H. This Agreement has been duly and validly authorized, executed and delivered by Buyer and is a valid and binding agreement of Buyer enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

            I. Neither Buyer nor its affiliates nor any person acting on its or their behalf has the intention of entering, or will enter into, prior to the closing, any put option, short position or other similar instrument or position with respect to the Common Stock and neither Buyer nor any of its affiliates nor any person acting on its or their behalf will use at any time shares of Common Stock acquired pursuant to this Agreement or the Securities to settle any put option, short position or other similar instrument or position that may have been entered into prior to the execution of this Agreement.

            III. COMPANY'S REPRESENTATIONS

            Except as otherwise disclosed in the Company's Form SB-2 (file no. 333-16451) effective February 14, 1997, the Companys' Form 10-KSB for the fiscal year ended December 31, 1997 and the Company's Form 10-QSB for the fiscal year ended March 31, 1998, the Company represents and warrants to Buyer that:

            A. CAPITALIZATION. 1. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, of which 7,503,867 shares are outstanding on the date hereof; all of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Common Stock issuable upon conversion of the Securities has been duly and validly authorized and reserved for issuance by the Company, and when issued by the Company upon conversion of, or in lieu of accrued interest on, the Debentures, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no outstanding preemptive, subscription, "call" or other similar rights to acquire the Common Stock (including Common Stock issuable upon conversion of the Securities) that have been issued or granted to any person, except as disclosed on Schedule A hereto or otherwise previously disclosed in writing to Buyer.

            2. The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, unincorporated business organization, association, trust or other business entity. The Company has no subsidiaries.


            B. ORGANIZATION; REPORTING COMPANY STATUS. 1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company or on the consummation of any of the transactions contemplated by this Agreement (a "Material Adverse Effect").

            2. The Company has registered certain shares of its Common Stock pursuant to Section 12 of the Exchange Act and has timely filed with the Commission all reports and information required to be filed by it pursuant to all reporting obligations under Section 13(a) or 15(d), as applicable, of the Exchange Act for the 9-month period immediately preceding the date hereof. The Common Stock is listed and traded on the National Association of Securities Dealers, Inc. Automated Quotation System - SmallCap Market ("NASDAQ") and the Company has not received any notice regarding, and to its knowledge there is no threat, of the termination or discontinuance of the eligibility of the Common Stock for such listing.

            C. AUTHORIZED SHARES. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the conversion, in full, of the Debentures (assuming for purposes of this Section 3.c. a Conversion Price of $3.00) and the full exercise of 100,000 Warrants. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Conversion Shares and Warrant Shares upon conversion of the Debentures and exercise of the Warrants. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Debentures in accordance with this Agreement, and upon exercise of the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

            D. TERMS OF DEBENTURES. The Debentures when issued to Buyer pursuant to this Agreement shall be in the form of ANNEX I attached hereto.

            E. TERMS OF WARRANTS. The Warrants when issued to Buyer pursuant to this Agreement shall be in the form of ANNEX II attached hereto.

            F. AUTHORITY; VALIDITY AND ENFORCEABILITY. The Company has the requisite corporate power and authority to enter into this Agreement, the Registration Rights Agreement of even date herewith between the Company and Buyer, a copy of which is annexed hereto as ANNEX III (the "Registration Rights Agreement") and the Escrow Instructions and to perform all of its obligations hereunder and thereunder (including the issuance, sale and delivery to Buyer of the Debentures and the Common Stock issuable upon conversion thereof). The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby, has been duly authorized by all necessary corporate action on the part of the Company. Each of this Agreement and the Registration Rights Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. The Debentures and the Warrants have been duly and validly authorized for issuance by the Company and, when executed and delivered by the Company, will be valid and binding obligations of the Company enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

            G. NON-CONTRAVENTION. The execution and delivery by the Company of this Agreement and the Registration Rights Agreement, the issuance of the Debentures and the exercise of the Warrants (and the Common Stock issuable upon conversion thereof), and the consummation by the Company of the other transactions contemplated hereby and thereby, do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default (or an event which, with notice, lapse of time or both, would constitute a default) under, the articles of incorporation or by-laws of the Company, or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which its properties or assets are bound, or any law, rule, regulation, decree, judgment or order of any court or public or governmental authority having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a Material Adverse Effect.

            H. APPROVALS. No authorization, approval or consent of any court or public or governmental authority is required to be obtained by the Company for the issuance and sale of the Debentures (and the Common Stock issuable upon conversion thereof) to Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained by the Company prior to the date hereof.

            I. COMMISSION FILINGS. None of the Commission Filings contained at the time they were filed any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            J. ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date (as defined in Section 3.M.), there has not occurred any change, event or development in the business, financial condition, prospects or results of operations of the Company, and there has not existed any condition having or reasonably likely to have, a Material Adverse Effect.

            K. FULL DISCLOSURE. There is no fact known to the Company (other than general economic or industry conditions known to the public generally) that has not been fully disclosed in writing to the Buyer that (i) reasonably could be expected to have a Material Adverse Effect or (ii) reasonably could be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or the Registration Rights Agreement.

            L. ABSENCE OF LITIGATION. There is no action, suit, claim, proceeding, inquiry or investigation pending or, to the Company's knowledge, threatened, by or before any court or public or governmental authority which, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect.

            M. ABSENCE OF EVENTS OF DEFAULT. No "Event of Default" (as defined in any agreement or instrument to which the Company or any of its subsidiaries is a party) and no event which, with notice, lapse of time or both, would constitute an Event of Default (as so defined), has occurred and is continuing, which could have a Material Adverse Effect.

            N. FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES. Seller has delivered to Buyer true and complete copies of its audited balance sheet as at December 31, 1997 and the related audited statements of operations and cash flows for the fiscal years ended December 31, 1997 and December 31, 1996 including the related notes and schedules thereto (collectively, the "Financial Statements"), and all management letters, if any, from the Company's independent auditors relating to the dates and periods covered by the Financial Statements. To the best of the Company's knowledge, each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with United States General Accepted Accounting Principles ("GAAP") (subject, in the case of the interim Financial Statements, to normal year end adjustments and the absence of footnotes) and in conformity with the practices consistently applied by the Company without modification of the accounting principles used in the preparation thereof, and fairly presents the financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated. For purposes hereof, the audited balance sheet of the Company as at December 31, 1996 is hereinafter referred to as the "Balance Sheet" and December 31, 1996 is hereinafter referred to as the "Balance Sheet Date". The Company does not have any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the Balance Sheet or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or was not incurred in the ordinary course of business consistent with the Company's past practices since the Balance Sheet Date.

            O. COMPLIANCE WITH LAWS; PERMITS. The Company is in compliance with all laws, rules, regulations, codes, ordinances and statutes (collectively "Laws") applicable to it or to the conduct of its business, except for such non-compliance which would not have a Material Adverse Effect. The Company possesses all permits, approvals, authorizations, licenses, certificates and consents from all public and governmental authorities which are necessary to conduct its business, except for those the absence of which would not have a Material Adverse Effect.

            P. RELATED PARTY TRANSACTIONS. Neither the Company nor any of its officers, directors or "Affiliates" (as such term is defined in Rule 12b-2 under the Exchange Act) has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to the Company. Neither the Company nor any of its officers, directors or Affiliates (i) owns any direct or indirect interest constituting more than a one percent equity (or similar profit participation) interest in, or controls or is a director, officer, partner, member or employee of, or consultant to or lender to or borrower from, or has the right to participate in the profits of, any person or entity which is (x) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company or any of its subsidiaries, (y) engaged in a business related to the business of the Company or any of its subsidiaries, or (z) a participant in any transaction to which the Company is a party or (ii) is a party to any contract, agreement, commitment or other arrangement with the Company.

            Q. INSURANCE. The Company maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims experience. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

            R. SECURITIES LAW MATTERS. Based, in part, upon the representations and warranties of Buyer set forth in Section 2 hereof, the offer and sale by the Company of the Securities (and the Common Stock issuable upon conversion thereof) is exempt from (i) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) the registration and/or qualification provisions of all applicable state securities and "blue sky" laws. Other than pursuant to an effective registration statement under the Securities Act or exemption therefrom, the Company has not issued, offered or sold the Debentures, Warrants or any shares of Common Stock (including for this purpose any securities of the same or a similar class as the Debentures, Warrants or Common Stock, or any securities convertible into or exchangeable or exercisable for the Debentures or Common Stock or any such other securities) within the six-month period next preceding the date hereof, except as otherwise previously disclosed in writing to Buyer, and the Company shall not directly or indirectly take, and shall not permit any of its directors, officers or Affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any person or entity of the Debentures, Warrants or shares of Common Stock), so as to make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to Buyer of the Debentures (and the Common Stock issuable upon conversion thereof) as contemplated by this Agreement. No form of general solicitation or advertising has been used or authorized by the Company or any of its officers, directors or Affiliates in connection with the offer or sale of the Debentures and the Warrants (and the Common Stock issuable upon conversion thereof) as contemplated by this Agreement or any other agreement to which the Company is a party.

            S. ENVIRONMENTAL MATTERS. 1. The operations of the Company are, to its knowledge, in material compliance with all applicable Environmental Laws and all permits issued pursuant to Environmental Laws or otherwise;

            2. to its knowledge, the Company has obtained or applied for all material permits required under all applicable Environmental Laws necessary to operate its business;

            3. the Company is not the subject of any outstanding written order of or agreement with any governmental authority or person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of Hazardous Materials;

            4. the Company has not received, since December 31, 1996, any written communication alleging that it may be in violation of any Environmental Law or any permit issued pursuant to any Environmental Law, or may have any liability under any Environmental Law;

            5. the Company does not have any current contingent liability in connection with any Release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site);

            6. to the Company's knowledge, there are no investigations of the business, operations, or currently or previously owned, operated or leased property of the Company pending or threatened which could lead to the imposition of any liability pursuant to any Environmental Law that would have a Material Adverse Effect;

            7. to the Company's knowledge, there is not located at any of the properties of the Company any (A) underground storage tanks, (B) asbestos-containing material or (C) equipment containing polychlorinated biphenyls; and,

            8. the Company has provided to Buyer all environmentally related audits, studies, reports, analyses, and results of investigations that have been performed with respect to the currently or previously owned, leased or operated properties of the Company.

            For purposes of this Section III.S.:

            "Environmental Law" means any foreign, federal, state or local statute, regulation, ordinance, or rule of common law as now or hereafter in effect in any way relating to the protection of human health and safety or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), and the regulations promulgated pursuant thereto.

            "Hazardous Material" means any substance, material or waste which is regulated by the United States, Canada or any of its provinces, or any state or local governmental authority including, without limitation, petroleum and its by-products, asbestos, and any material or substance which is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or toxic substance" under any provision of any Environmental Law;

            "Release" means any release, spill, filtration, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property;

            "Remedial Action" means all actions to (x) clean up, remove, treat or in any other way address any Hazardous Material; (y) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (z) perform pre-remedial studies and investigations or post- remedial monitoring and care.

            T. LABOR MATTERS. The Company is not party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company. No employees of the Company are represented by any labor organization and none of such employees has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Company's knowledge, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving the Company pending or to the Company's knowledge, threatened by any labor organization or group of employees of the Company. There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company. There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company.

            U. ERISA MATTERS. The Company and its ERISA Affiliates are in compliance in all material respects with all provisions of ERISA applicable to it. No Reportable Event has occurred, been waived or exists as to which the Company or any ERISA Affiliate was required to file a report with the Pension Benefits Guaranty Corporation, and the present value of all liabilities under all Plans (based on those assumptions used to fund such Plans) did not, as of the most recent annual valuation date applicable thereto, exceed the value of the assets of all such Plans in the aggregate. None of the Company or ERISA Affiliates has incurred any Withdrawal Liability that could result in a Material Adverse Effect. None of the Company or ERISA Affiliates has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or termination where such reorganization or termination has resulted or could reasonably be expected to result in increases to the contributions required to be made to such Plan or otherwise.

            For purposes of this Section III.U.:

            "ERISA" means the Employee Retirement Income Security Act of 1974, or any successor statute, together with the regulations thereunder, as the same may be amended from time to time.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that was, is or hereafter may become, a member of a group of which the Company is a member and which is treated as a single employer under ss. 414 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of ss. 414 of the Internal Revenue Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

            "Plan" means any pension plan (other than a Multiemployer Plan) subject to the provision of Title IV of ERISA or ss. 412 of the Internal Revenue Code that is maintained for employees of the Company or any ERISA Affiliate.

            "Reportable Event" means any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affilare that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of ss. 414 of the Internal Revenue Code.

            "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            V. TAX MATTERS. 1. The Company has filed all Tax Returns which it is required to file under applicable Laws, except for such Tax Returns in respect of which the failure to so file does not and could not have a Material Adverse Effect; all such Tax Returns are true and accurate and have been prepared in compliance with all applicable Laws; the Company has paid all Taxes due and owing by it (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since the Balance Sheet Date, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

            2. No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that such corporation is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company, the result of which will have a Material Adverse Effect; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to ss. 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (B) has not agreed to or is required to make any adjustments pursuant to ss. 481 (a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of ss. 897(c)(2) of the Internal Revenue Code during the applicable period specified in ss. 897(c)(1)(A)(ii) of the Internal Revenue Code.

            3. The Company has not made an election under ss. 341(f) of the Internal Revenue Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (A) Treas. Reg. ss. 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under ss. 280G of the Internal Revenue Code.

            For purposes of this Section III.V.:

            "IRS" means the United States Internal Revenue Service.

            "Tax" or "Taxes" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

            "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

            W. PROPERTY. The Company does not own any real property. The Company has good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances and defects or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

            X. INTELLECTUAL PROPERTY. To the best of its knowledge, the Company owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted. To the best of the Company's knowledge, the Company is not infringing upon or in conflict with any right of any other person with respect to any Intangibles. No claims have been asserted by any person to the ownership or use of any Intangibles that would have a Material Adverse Effect on the Company and the Company has no knowledge of any basis for such claim.

            Y. [Reserved]

            Z. INTERNAL CONTROLS AND PROCEDURES. The Company maintains accurate books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company is a party or by which its properties are bound are executed with management's authorization; (ii) the reported accountability of the Company's assets is compared with existing assets at regular intervals; (iii) access to the Company's assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

            AA. PAYMENTS AND CONTRIBUTIONS. Neither the Company nor any of its directors, officers or, to its knowledge, other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to Company matters.

            BB. CUSTOMERS. To the Company's knowledge, except as otherwise provided to Buyer in writing by the Company, none of [the Company's Largest Customers] intend to discontinue or decrease their purchases of the Company's products and the Company's relationship with such customers is strong and all accounts receivable of such customers are current.

            CC. NO MISREPRESENTATION. No representation or warranty of the Company contained in this Agreement, any schedule, annex or exhibit hereto or any agreement, instrument or certificate furnished by the Company to Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

            IV. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

            A. RESTRICTIVE LEGEND. Buyer acknowledges and agrees that, upon issuance pursuant to this Agreement, the Debentures (and any shares of Common Stock issued in conversion thereof) shall have endorsed thereon a legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Debentures and the shares of Common Stock issuable upon conversion thereon):

      "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS."

            B. FILINGS. The Company shall make all necessary filings in connection with the sale of the Debentures to the Buyer as required by all applicable Laws, and shall provide a copy thereof to the Buyer promptly after such filing.

            C. REPORTING STATUS. So long as the Buyer beneficially owns any of the Securities, the Company shall file all reports required to be filed by it with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

            D. USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Securities (excluding amounts paid by the Company for legal fees and finder's fees in connection with such sale) solely for working capital and other general corporate purposes.

            E. LISTING. The Company shall use its best efforts to maintain its listing of the Common Stock on NASDAQ.

            F. RESERVED CONVERSION SHARES. The Company at all times from and after the date hereof shall have a sufficient number of shares of Common Stock duly and validly authorized and reserved for issuance to satisfy the conversion, in full, of the Debentures and the full exercise of the Warrants (assuming for purposes of this Section 3.F., a conversion price of $3.00).

            V. TRANSFER AGENT INSTRUCTIONS.

            A. The Company undertakes and agrees that no instruction other than the instructions referred to in this Section 5 and customary stop transfer instructions prior to the registration and sale of the Common Stock pursuant to an effective Securities Act registration statement will be given to its transfer agent for the Common Stock and that the Common Stock issuable upon conversion of the Debentures otherwise shall be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement and applicable law. Nothing contained in this Section 5.A. shall affect in any way Buyer's obligations and agreement to comply with all applicable securities laws upon resale of such Common Stock. If, at any time, Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company and its legal counsel that registration of the resale by Buyer of such Common Stock is not required under the Securities Act and that the removal of restrictive legends is permitted under applicable law, the Company shall permit the transfer of such Common Stock and, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without any restrictive legends endorsed thereon.

            B. The Company shall permit Buyer to exercise its right to convert the Debentures by telecopying an executed and completed Notice of Conversion to the Company. Each date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The Company shall transmit the certificates evidencing the shares of Common Stock issuable upon conversion of any Debentures (together with certificates evidencing any principal amount of the Debentures not being so converted) to Buyer via express courier, by electronic transfer or otherwise, within three business days after receipt by the Company of the telecopied Notice of Conversion (the "Delivery Date").

            C. The Company understands that a delay in the issuance of the shares of Common Stock upon such conversion beyond the Delivery Date could result in economic loss to Buyer. As compensation to Buyer for such loss (and not as a penalty), the Company agrees to pay to Buyer for late issuance of Common Stock upon conversion in accordance with the following schedule (where "No. Business Days" is defined as the number of business days beyond three (3) days from Delivery Date):

                                             Compensation For Each
                                             $10,000 Principal
                                             Amount of Debentures
            No. Business Days                Not Converted Timely
            -----------------                --------------------

                   1                                $25
                   2                                $50
                   3                                $75
                   4                                $100
                   5                                $125
                   6                                $150
                   7                                $175
                   8                                $200
                   9                                $225
                  10                                $250
            more than 10                            $250 + $100 for each
                                                    Business Day Late
                                                    beyond 10 days

The Company shall pay to Buyer the compensation described above by the transfer of immediately available funds upon Buyer's demand. Nothing herein shall limit Buyer's right to pursue actual damages for the Company's failure to issue and deliver Common Stock to Buyer, and in addition to any other remedies which may be available to Buyer, in the event the Company fails for any reason to effect delivery of such shares of Common Stock within five business days after the relevant Delivery Date, Buyer shall be entitled to rescind the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and Buyer shall each be restored to their respective original positions immediately prior to delivery of such Notice of Conversion.

            VI. DELIVERY INSTRUCTIONS.

            The Debentures shall be delivered by the Company to the Escrow Agent pursuant to Section 1(b) hereof on a "delivery-against-payment basis" at the Closing.

            VII. CLOSING DATE.

            The date and time of the issuance and sale of the Debentures (the "Closing Date") shall be the date hereof or such other as shall be mutually agreed upon in writing. The issuance and sale of the Debentures shall occur on the Closing Date at the offices of the Escrow Agent. Notwithstanding anything to the contrary contained herein, the Escrow Agent shall not be authorized to release to the Company the Purchase Price and to Buyer the certificate(s) (I/N/O Buyer) evidencing the Debentures being purchased by Buyer unless the conditions set forth in Section 8(c) and 9(g) hereof have been satisfied.

            VIII. CONDITIONS TO THE COMPANY'S OBLIGATIONS.

            The Buyer understands that the Company's obligation to sell the Debentures on the Closing Date to Buyer pursuant to this Agreement is conditioned upon:

            A. Delivery by Buyer to the Escrow Agent of the Purchase Price;

            B. The accuracy on the Closing Date of the representations and warranties of Buyer contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by Buyer in all material respects on or before the Closing Date of all covenants and agreements of Buyer required to be performed by it pursuant to this Agreement on or before the Closing Date;

            C. There shall not be in effect any Law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

            IX. CONDITIONS TO BUYER'S OBLIGATIONS.

            The Company understands that Buyer's obligation to purchase the Debentures on the Closing Date pursuant to this Agreement is conditioned upon:

            A. Delivery by the Company to the Escrow Agent of one or more certificates (I/N/O Buyer) evidencing the Debentures to be purchased by Buyer pursuant to this Agreement;

            B. The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by the Company in all material respects on or before the Closing Date of all covenants and agreements of the Company required to be performed by it pursuant to this Agreement on or before the Closing Date;

            C. Buyer having received an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, to the effect set forth in ANNEX IV attached hereto.

            D. There not having occurred (i) any general suspension of trading in, or limitation on prices listed for, the Common Stock on the NASDAQ, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or any of its territories, protectorates or possessions, or (iv) in the case of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof.

            E. There not having occurred any event or development, and there being in existence no condition, having or which reasonably and foreseeably could have a Material Adverse Effect.

            F. The Company shall have delivered to Buyer (as provided in the Joint Escrow Instructions) reimbursement of Buyer's out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement (including reasonable fees and disbursements of Buyer's legal counsel not to exceed $30,000), upon submission by Buyer to the Company of appropriate documentary evidence of such out-of-pocket costs and expenses.

            G. There shall not be in effect any Law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

            X. TERMINATION.

            A. TERMINATION BY MUTUAL WRITTEN CONSENT. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, for any reason and at any time prior to the Closing Date, by the mutual written consent of the Company and Buyer.

            B. TERMINATION BY THE COMPANY OR BUYER. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of the Company or Buyer if (i) the Closing shall not have occurred at or prior to 5:00 p.m., New York City time, on June 30, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 10.a.(i) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur at or before such time and date or (ii) any court or public or governmental authority shall have issued an order, ruling, judgment or writ, or there shall be in effect any Law, restraining, enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement.

            C. TERMINATION BY BUYER. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by Buyer at any time prior to the Closing Date, if (i) the Company shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement,
(ii) there shall have been a breach by the Company with respect to any representation or warranty made by it in this Agreement, or (iii) there shall have occurred any event or development, or there shall be in existence any condition, having or reasonably and foreseeably likely to have a Material Adverse Effect.

            D. TERMINATION BY THE COMPANY. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by the Company at any time prior to the Closing Date, if (i) Buyer shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement or (ii) there shall have been a breach by Buyer with respect to any representation or warranty made by it in this Agreement.

            XI. SURVIVAL; INDEMNIFICATION.

            A. The representations, warranties and covenants made by each of the Company and Buyer in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

            B. Indemnification of Buyer by the Company.

            The Company hereby agrees to indemnify and hold harmless the Buyer, its Affiliates and their respective officers, directors, partners and members (collectively, the "Buyer Indemnitees"), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses"), and agrees to reimburse the Buyer Indemnitees for all out-of-pocket expenses (including the fees and expenses of legal counsel), in each case promptly as incurred by the Buyer Indemnitees and to the extent arising out of or in connection with:

            1. any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

            2. any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement.

            C. Indemnification of the Company by Buyer.

            Buyer hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the fees and expenses of legal counsel), in each case promptly as incurred by the Company

Indemnitees and to the extent arising out of or in connection with:

            1. any misrepresentation, omission of fact, or breach of any of Buyer's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by Buyer pursuant to this Agreement; or

            2. any failure by Buyer to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or any instrument, certificate or agreement entered into or delivered by Buyer pursuant to this Agreement.

            D. Third Party Claims. Promptly after receipt by either party hereto seeking indemnification pursuant to this Section 11 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Section 11 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

            E. Other Claims.

            In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

            XII. GOVERNING LAW: MISCELLANEOUS.

            This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to the conflicts of law principles of such state. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

            XIII. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven business days after deposit in the United States Postal Service, by (a) advance copy by fax, and (b) mailing by express courier or registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

COMPANY:          SAC Technologies, Inc.
                  4620 South Valley View Boulevard
                  Suite A1
                  Las Vegas, Nevada 89103
                  Tel: (702) 798-9777
                  Fax: (702) 798-5177

                  with a copy to:

                  Doherty, Rumble & Butler
                  Professional Association
                  3500 Fifth Street Towers
                  150 South Street
                  Minneapolis, Minnesota 55402
                  Attention: Daniel R. Tenenbaum

BUYER:            THE SHAAR FUND, LTD.
                  C/O THE SHAAR ADVISORY SERVICES LTD.
                  62 King George Street, Apartment 4F
                  Jerusalem, Israel
                  Attention: Samuel Levinson
                  Telephone: 00-972-2-566-1144
                  Fax: 00-972-2-566-0424

ESCROW AGENT:     WEIL, GOTSHAL & MANGES LLP
                  767 Fifth Avenue
                  New York, New York  10153
                  Attention: Dennis J. Block, Esq.
                  Telephone: (212) 310-8000
                  Fax:       (212) 310-8007

            XIV. CONFIDENTIALITY. Each of the Company and Buyer agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law (including, without limitation, pursuant to Item 10 of Rule 601 of Regulation S-K under the Securities Act and the Exchange Act). Any press release must be jointly approved by the Buyers and the Company prior to its release.

            XV. ASSIGNMENT. This Agreement shall not be assignable by either of the parties hereto prior to the Closing without the prior written consent of the other party, and any attempted assignment contrary to the provisions hereby shall be null and void; provided, however, that Buyer may assign its rights and obligations hereunder, in whole or in part, to any affiliate of Buyer who furnishes to the Company the representations and warranties set forth in Section 2 hereof and otherwise agrees to be bound by the terms of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the date first above written.

                                            SAC TECHNOLOGIES, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                            THE SHAAR FUND LTD.

                                        By: INTER CARIBBEAN SERVICES
                                              LTD.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: